Exhibit 99
NextEra Energy Partners, LP
Media Line: 561-694-4442
July 26, 2017

FOR IMMEDIATE RELEASE

NextEra Energy Partners, LP reports second-quarter 2017 financial results

•	Delivers strong financial results

•	Grows distribution by approximately 15 percent year-over-year, announcing a quarterly distribution increase to $0.38 per common unit

•	Completes acquisition of an approximately 250-megawatt wind energy center from NextEra Energy Resources

•	Improves unitholder value proposition through enhanced governance rights, stand-alone issuer credit ratings and agreement to issue convertible preferred securities

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported second-quarter 2017 net income attributable to NextEra Energy Partners of $13 million. NextEra Energy Partners also reported second-quarter 2017 adjusted EBITDA of $196 million. For the second quarter of 2017, cash available for distribution (CAFD) before debt service payments was $146 million and after debt service payments was $84 million.

NextEra Energy Partners' management uses adjusted EBITDA and CAFD, which are non-GAAP financial measures, internally for financial planning, analysis of performance and reporting of results to the board of directors of its general partner. NextEra Energy Partners also uses these measures when communicating its financial results and earnings outlook to analysts and investors. The attachments to this news release include a reconciliation of historical adjusted EBITDA and CAFD to net income, which is the most directly comparable GAAP measure.

"NextEra Energy Partners continues to execute against our 2017 objectives and is well-positioned to achieve our long-term growth targets," said Jim Robo, chairman and chief executive officer. "The partnership's assets operated well, and we grew adjusted EBITDA and CAFD by almost 30 percent from the prior-year comparable quarter. We also completed the acquisition of the approximately 250-megawatt Golden West Wind Energy Center, adding to our portfolio of high-quality, long-term contracted assets. We continue to view NextEra Energy Partners as a best-in-class diversified, clean energy growth company. In addition to the modified incentive distribution rights structure that we instituted earlier this year, we believe the changes we announced at our June investor conference for NextEra Energy Partners, including enhanced governance, stand-alone issuer credit ratings in the mid- to high-'BB' category and the agreement to issue convertible preferred securities, significantly enhance what is already an outstanding investor value proposition. With clear visibility into future growth and even greater financial flexibility to fuel that growth, NextEra Energy Partners is well-positioned to meet our long-term financial expectations without the need to sell common equity until 2020 at the earliest."

Obtains stand-alone issuer credit ratings and enters into agreement to issue convertible preferred securities
Last month, NextEra Energy Partners was assigned stand-alone issuer credit ratings of 'BB', 'Ba1' and 'BB+' from S&P Global Ratings, Moody's Investors Service and Fitch Ratings, respectively. Additionally, NextEra Energy Partners entered into an agreement to issue $550 million of convertible preferred units with private investors. The convertible preferred securities have a 4.5 percent coupon for the first three years, the lowest ever executed in the yieldco or MLP space, and an issuance price of $39.2253, which represents a 15 percent premium to NextEra Energy Partners' 45-day volume-weighted average price prior to execution of the agreement. Based on the increased balance sheet flexibility that the stand-alone credit ratings and preferred offering provide, NextEra Energy Partners does not expect to need to sell common equity until 2020 at the earliest, other than modest sales under the at-the-market program.

Implements governance enhancements
Earlier this month, NextEra Energy Partners filed with the U.S. Securities and Exchange Commission and sent a definitive information statement to the partnership's common unitholders advising them that on or after Aug. 1, 2017, NextEra Energy Partners' Limited Partnership Agreement (and certain other related documents) would be amended and restated to reflect the governance enhancements that were announced at the June investor conference. These governance enhancements, among other rights, will give limited partner unitholders the ability to elect a majority of the members of NextEra Energy Partners' new board of directors. Common unitholders will have their first opportunity to do so beginning with the first Annual Meeting of Limited Partners, which is expected to be held in December 2017.

Increases quarterly distribution
The board of directors of the general partner of NextEra Energy Partners declared a quarterly distribution of $0.38 per common unit (corresponding to an annualized rate of $1.52 per common unit) to the unitholders of NextEra Energy Partners. With the declaration, the distribution has grown approximately 15 percent on an annualized basis from the second quarter of 2016. The distribution will be payable on Aug. 14, 2017, to unitholders of record as of Aug. 7, 2017.

Outlook
From a base of its fourth-quarter 2016 distribution per common unit at an annualized rate of $1.41, NextEra Energy Partners continues to expect 12 to 15 percent per year growth in limited partner distributions as being a reasonable range of expectations through at least 2022. The partnership expects the annualized rate of the fourth-quarter 2017 distribution to be in a range of $1.58 to $1.62 per common unit, meaning the fourth-quarter distribution that is payable in February 2018.

NextEra Energy Partners continues to expect a Dec. 31, 2017, run rate for adjusted EBITDA of $875 million to $975 million and CAFD of $310 million to $340 million, reflecting calendar year 2018 expectations for the forecasted portfolio at year-end 2017. These expectations are net of expected incentive distribution rights fees, as these fees are treated as an operating expense.

Adjusted EBITDA, CAFD and limited partner distribution expectations assume, among other things, normal weather and operating conditions, public policy support for wind and solar development and construction, market demand and transmission expansion support for wind and solar development, market demand for pipeline capacity and access to capital at reasonable cost and terms. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. Adjusted EBITDA and CAFD do not represent substitutes for net income, as prepared in accordance with GAAP. The adjusted EBITDA and CAFD run-rate expectations have not been reconciled to GAAP net income because NextEra Energy Partners did not prepare estimates of the effect of forecasted acquisitions on certain GAAP line items that would be necessary to provide a forward-looking estimate of GAAP net income, and the information necessary to provide such a forward-looking estimate is not available without unreasonable effort.

As previously announced, NextEra Energy Partners' second-quarter 2017 conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be second-quarter 2017 financial results for NextEra Energy, Inc. (NYSE: NEE). The listen-only webcast will be available on the website of NextEra Energy Partners by accessing the following link: www.NextEraEnergyPartners.com/Earnings. The news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com/Earnings, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.
NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE) to acquire, manage and own contracted clean energy projects with stable, long-term cash flows. Headquartered in Juno Beach, Florida, NextEra Energy Partners owns interests in wind and solar projects in North America, as well as natural gas infrastructure assets in Texas. The renewable energy projects are fully contracted, use industry-leading technology and are located in regions that are favorable for generating energy from the wind and sun. The seven natural gas pipelines in the portfolio are all strategically located, serving power producers and municipalities in South Texas, processing plants and producers in the Eagle Ford Shale, and commercial and industrial customers in the Houston area. The NET Mexico Pipeline, the largest pipeline in the portfolio, provides a critical source of natural gas transportation for low-cost, U.S.-sourced shale gas to Mexico. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (together with its subsidiaries, NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP’s control. Forward-looking statements in this news release include, among others, statements concerning cash available for distributions expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP’s actual results to differ materially from those expressed or implied in the forward-looking statements, or may require it to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP has a limited operating history and its projects include renewable energy projects that have a limited operating history. Such projects may not perform as expected; NEP's ability to make cash distributions to its unitholders is affected by wind and solar conditions at its renewable energy projects; NEP's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather; NEP may fail to realize expected profitability or growth, and may incur unanticipated liabilities, as a result of the acquisition of NET Holdings Management, LLC (the Texas pipeline business); NEP is pursuing the expansion of natural gas pipelines in its portfolio that will require up-front capital expenditures and expose NEP to project development risks; NEP's ability to maximize the productivity of the Texas pipeline business and to complete potential pipeline expansion projects is dependent on the continued availability of natural gas production in the Texas pipelines’ areas of operation; Operation and maintenance of renewable energy projects involve significant risks that could result in unplanned power outages, reduced output, personal injury or loss of life; Portions of NEP’s pipeline systems have been in service for several decades. There could be unknown events or conditions or increased maintenance or repair expenses and downtime associated with NEP's pipelines that could have a material adverse effect on NEP's business, financial condition, results of operations, liquidity and ability to make distributions; Natural gas gathering and transmission activities involve numerous risks that may result in accidents or otherwise affect the Texas pipelines’ operations; The wind turbines at some of NEP's projects and some of NextEra Energy Resources LLC's (NEER) right of first offer (ROFO) projects are not generating the amount of energy estimated by their manufacturers’ original power curves, and the manufacturers may not be able to restore energy capacity at the affected turbines; NEP depends on the Texas pipelines and certain of the renewable energy projects in its portfolio for a substantial portion of its anticipated cash flows; Terrorist or similar attacks could impact NEP's projects, pipelines or surrounding areas and adversely affect its business; The ability of NEP to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NEP's insurance coverage does not insure against all potential risks and it may become subject to higher insurance premiums; Warranties provided by the suppliers of equipment for NEP's projects may be limited by the ability of a supplier to satisfy its warranty obligations, or by the terms of the warranty, so the warranties may be insufficient to compensate NEP for its losses; Supplier concentration at certain of NEP's projects may expose it to significant credit or performance risks; NEP relies on interconnection and transmission facilities of third parties to deliver energy from its renewable energy projects and, if these facilities become unavailable, NEP's wind and solar projects may not be able to operate or deliver energy; If third-party pipelines and other facilities interconnected to the Texas pipelines become partially or fully unavailable to transport natural gas, NEP's revenues and cash available for distribution to unitholders could be adversely affected; NEP's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations; Natural gas operations are subject to numerous environmental laws and regulations, compliance with which may require significant capital expenditures, increase NEP's cost of operations and affect or limit its business plans, or expose NEP to liabilities; NEP's renewable energy projects may be adversely affected by legislative changes or a failure to comply with applicable energy regulations; A change in the jurisdictional characterization of some of the Texas pipeline entities' assets, or a change in law or regulatory policy, could result in increased regulation of these assets, which could have a material adverse effect on NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP may incur significant costs and liabilities as a result of pipeline integrity management program testing and any necessary pipeline repair or preventative or remedial measures; The Texas pipelines’ operations could incur significant costs if the Pipeline and Hazardous Materials Safety Administration or the Railroad Commission of Texas adopts more stringent regulations; Petróleos Mexicanos (Pemex) may claim certain immunities under the Foreign Sovereign Immunities Act and Mexican law, and the Texas pipeline entities' ability to sue or recover from Pemex for breach of contract may be limited and may be exacerbated if there is a deterioration in the economic relationship between the U.S. and Mexico; NEP's partnership agreement restricts the voting rights of unitholders owning 20% or more of its common units, and under certain circumstances this could be reduced to 10%; NEP does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or leaseholders that have rights that are superior to NEP's rights or the U.S. Bureau of Land Management suspends its federal rights-of-way grants; NEP is subject to risks associated with litigation or administrative proceedings that could materially impact its operations, including, but not limited to, proceedings related to projects it acquires in the future; NEP's wind projects located in Canada are subject to Canadian domestic content requirements under their Feed-In-Tariff contracts; NEP's cross-border operations require NEP to comply with anti-corruption laws and regulations of the U.S. government and non-U.S. jurisdictions; NEP is subject to risks associated with its ownership or acquisition of projects or pipelines that remain under construction, which could result in its inability to complete construction projects on time or at all, and make projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of customers and is exposed to the risk that they are unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; NEP may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPAs) at favorable rates or on a long-term basis; NEP may be unable to secure renewals of long-term natural gas transportation agreements, which could expose its revenues to increased volatility; If the energy production by or availability of NEP's U.S. renewable energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under NEP’s U.S. Project Entities’ PPAs; NEP's growth strategy depends on locating and acquiring interests in additional projects consistent with its business strategy at favorable prices; NextEra Energy Operating Partners, LP’s (NEP OpCo’s) partnership agreement requires that it distribute its available cash, which could limit NEP’s ability to grow and make acquisitions; NEP's ability to consummate future acquisitions will depend on NEP's ability to finance those acquisitions; Lower prices for other fuel sources may reduce the demand for wind and solar energy; Reductions in demand for natural gas in the United States or Mexico and low market prices of natural gas could materially adversely affect the Texas pipelines’ operations and cash flows; Government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact NEP's growth strategy; NEP's growth strategy depends on the acquisition of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; Acquisitions of existing clean energy projects involve numerous risks; Renewable energy procurement is subject to U.S. state and Canadian provincial regulations, with relatively irregular, infrequent and often competitive procurement windows; NEP may continue to acquire other sources of clean energy, including, but not limited to, natural gas and nuclear projects, and may expand to include other types of assets including, but not limited to, transmission projects, and any further acquisition of non-renewable energy projects, including, but not limited to, transmission projects, may present unforeseen challenges and result in a competitive disadvantage relative to NEP's more-established competitors; NEP faces substantial competition primarily from regulated utilities, developers, independent power producers, pension funds and private equity funds for opportunities in North America; The natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect NEP's business; NEP may not be able to access sources of capital on commercially reasonable terms, which would have a material adverse effect on its ability to consummate future acquisitions; Restrictions in NEP OpCo's subsidiaries' revolving credit facility and term loan agreements could adversely affect NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP's cash distributions to its unitholders may be reduced as a result of restrictions on NEP's subsidiaries’ cash distributions to NEP under the terms of their indebtedness; NEP's subsidiaries’ substantial amount of indebtedness may adversely affect NEP's ability to operate its business, and its failure to comply with the terms of its subsidiaries' indebtedness could have a material adverse effect on NEP's financial condition; Currency exchange rate fluctuations may affect NEP's operations; NEP is exposed to risks inherent in its use of interest rate swaps; NEE exercises substantial influence over NEP and NEP is highly dependent on NEE and its affiliates; NEP is highly dependent on credit support from NEE and its affiliates. NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NEER or one of its affiliates is permitted to borrow funds received by NEP's subsidiaries, including, but not limited to, NEP OpCo, as partial consideration for its obligation to provide credit support to NEP, and NEER will use these funds for its own account without paying additional consideration to NEP and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NEP OpCo. NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER’s performance of its obligations to return all or a portion of these funds; NEP may not be able to consummate future acquisitions from NEER or from third parties; NEP GP and its affiliates, including, but not limited to, NEE, have conflicts of interest with NEP and limited duties to NEP and its unitholders, and they may favor their own interests to the detriment of NEP and holders of NEP common units; Common units are subject to NEP GP’s limited call right; NEE and other affiliates of NEP GP are not restricted in their ability to compete with NEP; NEP may be unable to terminate the Management Services Agreement among NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NextEra Energy Operating Partners GP, LLC (NEP OpCo GP) (MSA); If NEE Management terminates the MSA, NEER terminates the management sub-contract or either of them defaults in the performance of its obligations thereunder, NEP may be unable to contract with a substitute service provider on similar terms, or at all; NEP's arrangements with NEE limit NEE’s liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; The credit and business risk profiles of NEP GP and its owner, NEE, could adversely affect any NEP credit ratings and risk profile, which could increase NEP's borrowing costs or hinder NEP's ability to raise capital; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; If NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the incentive distribution rights (IDR) fee; Holders of NEP's common units have limited voting rights and are not entitled to elect NEP's general partner or NEP GP’s directors; NEP's partnership agreement restricts the remedies available to holders of NEP's common units for actions taken by NEP GP that might otherwise constitute breaches of fiduciary duties; NEP's partnership agreement replaces NEP GP's fiduciary duties to holders of its common units with contractual standards governing its duties; Even if holders of NEP's common units are dissatisfied, they cannot remove NEP GP without NEE’s consent; NEE’s interest in NEP GP and the control of NEP GP may be transferred to a third party without unitholder consent; The IDR fee may be assigned to a third party without unitholder consent; NEP may issue additional units without unitholder approval, which would dilute unitholder interests; Reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP's behalf will reduce cash distributions to or from NEP OpCo and from NEP to NEP's unitholders, and the amount and timing of such reimbursements and fees will be determined by NEP GP and there are no limits on the amount that NEP OpCo may be required to pay; Discretion in establishing cash reserves by NEP OpCo GP may reduce the amount of cash distributions to unitholders; While NEP's partnership agreement requires NEP to distribute its available cash, NEP's partnership agreement, including, but not limited to, provisions requiring NEP to make cash distributions, may be amended; NEP OpCo can borrow money to pay distributions, which would reduce the amount of credit available to operate NEP's business; Increases in interest rates could adversely impact the price of NEP's common units, NEP's ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions to its unitholders; The price of NEP's common units may fluctuate significantly and unitholders could lose all or part of their investment and a market that will provide a unitholder with its desired liquidity may not develop; The liability of holders of NEP's common units, which represent limited partnership interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP's business; Unitholders may have liability to repay distributions that were wrongfully distributed to them; Except in limited circumstances, NEP GP has the power and authority to conduct NEP's business without unitholder approval; Contracts between NEP, on the one hand, and NEP GP and its affiliates, on the other hand, will not be the result of arm’s-length negotiations; Unitholders have no right to enforce the obligations of NEP GP and its affiliates under agreements with NEP; NEP GP decides whether to retain separate counsel, accountants or others to perform services for NEP; The New York Stock Exchange does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; NEP's future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of NEP's tax positions; NEP's ability to use NOLs to offset future income may be limited; NEP will not have complete control over NEP's tax decisions; A valuation allowance may be required for NEP's deferred tax assets; Distributions to unitholders may be taxable as dividends; Unitholders who are not resident in Canada may be subject to Canadian tax on gains from the sale of common units if NEP’s common units derive more than 50% of their value from Canadian real property at any time. NEP discusses these and other risks and uncertainties in its annual report on Form 10-K for the year ended December 31, 2016 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NEP undertakes no obligation to update any forward-looking statements.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016(a)	2017	2016(a)
OPERATING REVENUES
Renewable energy sales	$159	$144	$292	$273
Texas pipelines service revenues	45	44	94	92
Total operating revenues	204	188	386	365
OPERATING EXPENSES
Operations and maintenance	61	48	114	93
Depreciation and amortization	50	53	99	107
Taxes other than income taxes and other	5	5	9	9
Total operating expenses	116	106	222	209
OPERATING INCOME	88	82	164	156
OTHER INCOME (DEDUCTIONS)
Interest expense	(61)	(77)	(104)	(162)
Benefits associated with differential membership interests - net	22	17	45	31
Equity in earnings of equity method investee	7	7	8	8
Equity in earnings (losses) of non-economic ownership interests	4	(7)	3	(19)
Other - net	(1)	16	(2)	13
Total other income (deductions) - net	(29)	(44)	(50)	(129)
INCOME BEFORE INCOME TAXES	59	38	114	27
INCOME TAX EXPENSE (BENEFIT)	9	(3)	19	(8)
NET INCOME	50	41	95	35
Less net income attributable to noncontrolling interest(b)	37	33	70	22
NET INCOME ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$13	$8	$25	$13

Weighted average number of common units outstanding - basic and assuming dilution	54.3	42.1	54.2	38.3
Earnings per common unit attributable to NextEra Energy Partners, LP - basic and assuming dilution	$0.24	$0.19	$0.46	$0.33
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(a)
Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the common control acquisitions prior to their respective acquisition dates.

(b)	The calculation of net income (loss) attributable to noncontrolling interest includes the pre-acquisition net income of the common control acquisitions.

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Net Income	$50	$95
Add back:
Depreciation and amortization	50	99
Interest expense	61	104
Income taxes	9	19
Tax credits	50	96
Benefits associated with differential membership interests	(22)	(45)
Adjustment for pre-acquisition financial results(a)	(2)	(7)
Equity in earnings of non-economic ownership interests	(4)	(3)
Post-acquisition depreciation and interest expense included within equity in earnings of equity method investee	7	14
Other	(3)	(6)
Adjusted EBITDA	$196	$366
Tax credits	(50)	(96)
Other - net	—	(2)
Cash available for distribution before debt service payments	$146	$268
Cash interest paid	(33)	(85)
Debt repayment	(29)	(59)
Cash available for distribution	$84	$124
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(a)	Elimination of the historical financial results of the common control acquisition prior to its acquisition date.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(unaudited)
PRELIMINARY

	June 30, 2017	December 31, 2016(a)
ASSETS
Current assets:
Cash and cash equivalents	$128	$147
Accounts receivable	97	83
Due from related parties	75	67
Restricted cash	33	33
Other current assets	28	29
Total current assets	361	359
Non-current assets:
Property, plant and equipment - net	5,393	5,424
Deferred income taxes	254	255
Intangible assets - customer relationships	670	678
Goodwill	628	628
Investment in equity method investee	92	93
Investments in non-economic ownership interests	12	12
Other non-current assets	69	83
Total non-current assets	7,118	7,173
TOTAL ASSETS	$7,479	$7,532
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$21	$19
Due to related parties	14	20
Current maturities of long-term debt	89	78
Acquisition holdback	—	199
Accrued interest	26	25
Derivatives	16	18
Other current liabilities	37	39
Total current liabilities	203	398
Non-current liabilities:
Long-term debt	3,926	3,508
Deferral related to differential membership interests	1,024	1,064
Deferred income taxes	56	47
Asset retirement obligation	71	69
Non-current due to related party	22	22
Other non-current liabilities	72	67
Total non-current liabilities	5,171	4,777
TOTAL LIABILITIES	5,374	5,175
COMMITMENTS AND CONTINGENCIES
EQUITY
Limited partners (common units issued and outstanding - 54.3 and 54.2, respectively)	1,739	1,746
Accumulated other comprehensive loss	(1)	(3)
Noncontrolling interest	367	614
TOTAL EQUITY	2,105	2,357
TOTAL LIABILITIES AND EQUITY	$7,479	$7,532
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(a)
Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the common control acquisitions prior to their respective acquisition dates.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
(unaudited)
PRELIMINARY

	Six Months Ended June 30,
	2017	2016(a)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$95	$35
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	99	107
Change in value of derivative contracts	21	77
Deferred income taxes	18	(9)
Benefits associated with differential membership interests - net	(45)	(31)
Equity in earnings of equity method investee, net of distributions received	1	(8)
Equity in losses (earnings) of non-economic ownership interests	(3)	19
Change in fair value of contingent consideration for pipeline acquisition	—	(17)
Other - net	6	10
Changes in operating assets and liabilities:
Accounts receivable	(15)	(16)
Other current assets	(3)	1
Other non-current assets	(7)	(5)
Accounts payable and accrued expenses	(3)	(5)
Due to related parties	(2)	2
Other current liabilities	(3)	(3)
Payment of acquisition holdback	(14)	—
Other non-current liabilities	9	5
Net cash provided by operating activities	154	162
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of membership interests in subsidiaries	(242)	(324)
Capital expenditures	(20)	(526)
Changes in restricted cash	3	(25)
Payments to related parties under CSCS agreement - net	(9)	(5)
Net cash used in investing activities	(268)	(880)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common units - net	—	303
Issuances of long-term debt	460	471
Retirements of long-term debt	(60)	(370)
Deferred financing costs	(2)	(9)
Partners/Members' contributions	1	510
Partners/Members' distributions	(124)	(114)
Proceeds from differential membership investors	15	10
Payments to differential membership investors	(10)	(8)
Repayments of short-term debt	—	(12)
Change in amounts due to related parties	(1)	15
Payment of acquisition holdback	(186)	—
Net cash provided by financing activities	93	796
Effect of exchange rate changes on cash	2	3
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(19)	81
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	147	165
CASH AND CASH EQUIVALENTS - END OF PERIOD	$128	$246
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(a)
Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the common control acquisitions prior to their respective acquisition dates.